Exhibit 10.65

                          FORM OF AMENDED AND RESTATED
                         EMPLOYMENT RETENTION AGREEMENT
                             FOR MIRANT SERVICES LLC


         This Amended and Restated Employment Retention Agreement ("Agreement") is made and entered into by and between Mirant Services LLC (the "Company") and __________________________ (the "Employee") on ______________, 2001, to be
effective as of ______________.

                              W I T N E S S E T H:

         WHEREAS, the Employee is an employee of the Company or another Mirant Subsidiary; and

         WHEREAS, the Company and the Employee entered into an Employment Retention Agreement (the "Original Agreement") effective as of December 9, 1999; and

         WHEREAS, the Company and the Employee subsequently entered into an Amended and Restated Employment Retention Agreement on January 7, 2000 (the "First Amended Agreement"); and

         WHEREAS, in acknowledgement of the spin-off of Mirant Corporation from Southern Company, and the conversion of awards under the former Southern Energy Resources, Inc. Value Creation Plan into phantom units of Mirant common stock, the Company and the Employee wish to supersede the Original Agreement and the First Amended Agreement and any other amendments to such agreements with this Agreement; and

         WHEREAS, the Company wishes to continue to encourage the Employee to remain with the Company and to provide the Employee with an interest in the Company's overall profitability.

         NOW, THEREFORE, in consideration of the premises, and the agreements of the parties set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1. Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

          (a) "Award Amount" shall mean the retention award payable to the Employee pursuant to Section 3 of this Agreement.

          (b) "Change in Control" shall have the meaning of such term as set forth in the Change in Control Benefit Plan Determination Policy.

          (c) "Change in Control Benefit Plan Determination Policy" shall mean the Mirant Corporation Change in Control Benefit Plan Determination Policy, as approved by the Board of Directors of Mirant, as such policy may be amended from time to time in accordance with the provisions therein.

          (d) "Company" shall mean Mirant Services LLC, its successors and assigns.

          (e) "Disability" shall have the meaning of such term as set forth in the Change in Control Benefit Plan Determination Policy.

          (f) "Effective Date" shall mean the date of execution of this Agreement, unless otherwise provided herein.

          (g) "Fair Market Value" of the Mirant Common Stock, on any date, means the closing sales price on the New York Stock Exchange on such date as reported in the Wall Street Journal or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported.

          (h) "Mirant" shall mean Mirant Corporation, a Delaware corporation, its successors and assigns.

          (i) "Mirant Common Stock" shall mean the $0.01 par value common stock of Mirant.

          (j) "Mirant Subsidiary" shall have the meaning of such term as set forth in the Change in Control Benefit Plan Determination Policy.

          (k) "Mirant Stock Unit" means a hypothetical unit of value equal to the Fair Market Value of one share of Mirant Common Stock from time to time. Mirant Stock Units are recorded in book entry form only, and are credited to the Employee as described in Section 2 of this Agreement.

          (l) "Termination for Cause" or "Cause" shall have the meaning of such term as set forth in the Change in Control Benefit Plan Determination Policy.

          (m)  "Value  Creation  Plan" or "VCP"  shall mean the former  Southern
               Energy  Resources,   Inc.  Value  Creation  Plan,  as  in  effect
               immediately prior to the termination thereof.

          (n)  Vesting  Date"  shall mean the  earliest  of (i) January 1, 2003,
               (ii) the occurrence of a Change in Control, or (iii) the termination of Employee's employment with the Company or another Mirant Subsidiary due to the Employee's death, Disability or termination by the employer without Cause.

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

         2. Conversion of Awards under the Value Creation Plan. Employee's awards under the Value Creation Plan, as outstanding immediately prior to the termination of the VCP, have been converted to 6,483.5 Mirant Stock Units for purposes of calculating the Award Amount under Section 3 of this Agreement.

         3. Payment of Award Amount. Provided the Employee shall have remained as an employee of the Company or another Mirant Subsidiary from the Effective Date to the Vesting Date, the Company shall pay to the Employee or his estate in cash, within thirty (30) days after the Vesting Date, an amount equal to the greater of $100,000 or the product of (i) the number of Mirant Stock Units credited to the Employee under this Agreement, times (ii) the Fair Market Value of one share of Mirant Common Stock as of the Vesting Date.

         4. Election to Defer. If eligible and permitted under the Mirant Corporation Deferred Compensation Plan for Directors and Select Employees, by written election timely filed with the administrator of such plan, the Employee may defer all or a portion of the amount payable under this Agreement in accordance with the terms and conditions of such plan.

         5. Termination for Cause or Resignation by Employee. In the event of
(i) the Employee's Termination for Cause, (ii) the Employee's resignation for any reason, or (iii) the Employee's retirement, prior to the Vesting Date, the Employee shall forfeit the entire Award Amount and the Company shall have no further obligations with respect to any amount under this Agreement.

         6. Confidentiality and Legal Process. The Employee represents and agrees that he will keep the terms, amount and fact of this Agreement confidential and that he will not hereafter disclose any information concerning this Agreement to anyone other than his personal agents, including, but not limited to, any past, present, or prospective employee or applicant for employment with the Company or any Mirant Subsidiary. Notwithstanding the foregoing, nothing in this Agreement is intended to prohibit the Employee from performing any duty or obligation that shall arise as a matter of law. Specifically, the Employee shall continue to be under a duty to truthfully respond to matters of law and shall continue to be under a duty to truthfully respond to any legal and valid subpoena or other legal process. This Agreement is not intended in any way to proscribe the Employee's right and ability to provide information to any federal, state or local government in the lawful exercise of such government's governmental functions.

         7. Assignability. Neither the Employee, his estate, his beneficiaries, nor his legal representative shall have any rights to commute, sell, assign, transfer or otherwise convey the right to receive any payments hereunder, which payments and the rights thereto are expressly declared to be nonassignable and nontransferable. Any attempt to assign or transfer the right to payments of this Agreement shall be void and have no effect.

         8. Unsecured General Creditor. Unless the Company shall in its discretion determine otherwise, the benefits payable to the Employee under this Agreement shall not be funded in any manner and shall be paid by the Company out of its general assets, which assets are subject to the claims of the Company's creditors.

         9. Guarantee of Mirant. If the Company fails or refuses to make payments under this Agreement, the Employee may have the right to obtain payment by Mirant pursuant to the terms of the "Guarantee Agreement Concerning Mirant Services LLC Compensation and Benefit Arrangements" entered into by the Company and Mirant. The Employee's right to payment is not increased as a result of this Guarantee. The Employee has the same right to payment from Mirant as from the Company. Any demand to enforce this Guarantee should be made in writing and should reasonably and briefly specify the manner and the amount the Company has failed to pay. Such writing given by personal delivery or mail shall be effective upon actual receipt. Any writing given by telegram or telecopier shall be effective upon actual receipt if received during Mirant's normal business hours, or at the beginning of the next business day after receipt, if not received during Mirant's normal business hours. All arrivals by telegram or telecopier shall be confirmed promptly after transmission in writing by certified mail or personal delivery.

         10. Amendment; Modification; Termination. Except as otherwise provided herein, this Agreement may be amended, modified, or terminated only by a writing executed by the parties hereto.

         11. No Effect On Other Arrangements. It is expressly understood and agreed that the payments made in accordance with this Agreement are in addition to any other benefits or compensation to which the Employee may be entitled or for which he may be eligible, whether funded or unfunded, by reason of his employment with the Company.

         12. Tax Withholding. There shall be deducted from each payment under this Agreement the amount of any tax required by any governmental authority to be withheld and paid over by the Company to such governmental authority for the account of the Employee.

         13. Compensation. Any compensation contributed on behalf of the Employee under this Agreement shall not be considered "compensation", as the term is defined in the Mirant Services LLC Employee Savings Plan, or the Mirant Services LLC Pension Plan. Payment of the Award Amount to the Employee shall not be considered wages, salaries or compensation under any other employee benefit plan.

         14. No Guarantee of Employment. No provision of this Agreement shall be construed to affect in any manner the existing rights of the Company to suspend, terminate, alter, modify, whether or not for Cause, the employment relationship of the Employee and the Company.

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

         15. Transfer of Employment to Mirant or another Mirant Subsidiary. In the event that the Employee's employment by the Company is terminated prior to the Vesting Date and the Employee shall become immediately re-employed by Mirant or another Mirant Subsidiary, the Company shall assign this Agreement to Mirant or such Mirant Subsidiary; Mirant or such Mirant Subsidiary shall accept such assignment or cause such Mirant Subsidiary to accept such assignment; such assignee shall become the "Company" for all purposes hereunder; and this Agreement shall be amended to appropriately reflect the performance of such assignee. In the event of such assignment, the expense of this Agreement shall be the sole responsibility of the Company.

         16. Governing Law. This Agreement, and all its rights under it, shall be governed by and construed in accordance with the laws of the State of Georgia.

         IN WITNESS WHEREOF, this Agreement has been executed by the parties first listed above on the date first listed above, to be effective as of the Effective Date.

                                            MIRANT SERVICES LLC


                                            By:      /s/
                                               ---------------------------------


                                    EMPLOYEE:


                                                     /s/
                                             -----------------------------------
Attest:


By:      /s/
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